Via fax.
Eight pages follow.

CONTACTS:

Investors:

Joe Selner, Chief Financial Officer
920-491-7120

Media:

Jon Drayna, Corporate Communications
920-491-7006

News Release

Associated 3rd quarter earnings per diluted share up 9.6 percent

GREEN BAY, Wis. – Oct. 19, 2004 — Associated Banc-Corp (NASDAQ: ASBC) earned $.57 per diluted share in the quarter ended Sept. 30, 2004, up 9.6 percent compared to $.52 per diluted share for the same period in 2003, and $.58 per diluted share for the second quarter of 2004.

Return on average assets was 1.60 percent in the third quarter 2004 compared to 1.53 percent in the third quarter of 2003, and 1.67 percent in the second quarter of 2004. Third quarter return on average equity was 17.76 percent compared to 17.75 percent in the year-earlier quarter and 18.87 percent in second quarter of 2004.

For the nine months ended Sept. 30, 2004, diluted earnings per share were $1.68, up 8.4 percent from $1.55 per diluted share in the same period in 2003. Return on average assets was 1.62 percent year-to-date and return on average equity was 18.00 percent, compared to 1.54 percent and 17.82 percent, respectively, for the nine months ended Sept. 30, 2003.

“Our third quarter results reflect progress on our strategy to diversify revenue. In addition, expenses remain well controlled, and improvements in our asset quality did not require a loan loss provision in the third quarter. Our progress has allowed us to overcome the industry-wide decline in mortgage banking revenue relative to the year-earlier period, resulting in continued bottom line improvement,” Associated President and CEO Paul Beideman said.

Net income was $63.4 million for the quarter that ended Sept. 30, 2004. This compares to $58.4 million for the third quarter of 2003 and $64.5 million for second quarter 2004. On a year-to-date basis, net income was $187.4 million, up 8.3 percent from $173.0 million for the comparable period of 2003.

The comparisons between 2004 and 2003 continue to be affected by significantly lower refinancing activity throughout the mortgage banking industry that began most notably in the fourth quarter 2003, impacting both mortgage banking revenue and mortgage servicing rights expense. Gains on sales of mortgage loans have moved in line with the lower mortgage production, generally reducing mortgage banking revenue. On the other hand, loan prepayment speeds, a key valuation factor, have varied between the comparable periods, impacting the recorded value of the mortgage servicing asset. Mortgage servicing rights expense included a $2.0 million valuation reserve addition for third quarter 2004 (compared to no valuation adjustment for the third quarter 2003), and a $2.2 million valuation reserve recovery for the nine months of 2004 (compared to $15.8 million additional valuation reserve for the comparable 2003 period).

For the comparable third quarter periods, mortgage banking revenue was down $15.1 million and mortgage servicing rights expense was up $1.8 million, for a net unfavorable pre-tax impact of $16.9 million. For the comparable nine-month periods, mortgage banking revenue was down $48.6 million while mortgage servicing rights expense was down $18.4 million, for a net unfavorable pre-tax impact of $30.2 million. On a sequential quarter basis, mortgage banking revenue was down compared to the second quarter of 2004 by $2.5 million (influenced mostly by lower volumes) and mortgage servicing rights expense was up $8.3 million (increased mostly by lower valuation due to faster prepayment speeds), for a net unfavorable pre-tax impact of $10.8 million.

ASBC 3Q ’04, add one

Also, Associated’s acquisition of Jabas Group, Inc., one of Wisconsin’s leading employee benefit firms, on April 1, 2004, affects the comparison of retail commission income and noninterest expenses between third quarter and year-to-date periods. Associated’s acquisition of CFG Insurance on April 1, 2003 affects year-to-date comparisons.

Associated Banc-Corp’s net interest income rose to $133.2 million in the third quarter, compared to $129.0 million in the third quarter of 2003 and $131.9 million in the second quarter of 2004. For the first nine months of 2004, net interest income was $394.2 million, up 2.7 percent compared to $383.6 million for the same period of 2003.

The net interest margin was 3.76 percent for the third quarter of 2004, compared to 3.78 percent for third quarter of 2003 and 3.80 percent for the second quarter of 2004. For the comparable nine-month periods, the net interest margin was 3.79 percent compared to 3.82 percent last year.

Total loans at the end of the third quarter 2004 were $10.8 billion, up 5.3 percent from $10.3 billion a year earlier, including 6.5 percent growth in commercial loans and 14.9 percent growth in home equity loans. Since June 30, 2004, total loans increased 10.3 percent on an annualized basis, led by 12.8 percent annualized growth in commercial loans.

Total deposits were $9.7 billion as of Sept. 30, 2004, up from $9.6 billion for both Sept. 30, 2003 and June 30, 2004. Demand deposits increased 3.5 percent from a year ago, and grew at a 9.9 percent annualized rate from June 30 to Sept. 30, 2004.

No provision for loan losses was required for the third quarter of 2004, a result of sustained improvement in asset quality trends and an adequate level of allowance for loan losses. The allowance for loan losses of $175.0 million represented 1.62 percent of total loans at Sept. 30, 2004, compared to 1.71 percent at Sept. 30, 2003, while for the same periods nonperforming loans declined 26.9 percent from $125.2 million to $91.5 million.

Net charge-offs have been declining as well. On a year-to-date basis net charge-offs were $13.7 million, down 41.9 percent from $23.5 million for the comparable nine-month period of 2003. Quarterly net charge-offs were $3.0 million, $5.6 million and $8.3 million for third quarter 2004, second quarter 2004 and third quarter 2003, respectively.

On a year-to-date basis, the provision for loan losses was $11.1 million compared to $37.2 million for the nine-month period of 2003, and net charge-offs were $13.7 million (or 0.17 percent of average loans, annualized) versus $23.5 million (or 0.29 percent) for the comparable period of 2003.

For the third consecutive quarter, nonperforming loans to total loans were below 0.90 percent and nonperforming assets to total assets were below 0.70 percent. Nonperforming loans were $91.5 million, or 0.84 percent of loans at Sept. 30, 2004, compared to 0.81 percent for second quarter 2004 and 1.22 percent for third quarter 2003. Nonperforming assets were $96.0 million, or 0.59 percent of total assets at Sept. 30, 2004, compared to 0.60 percent for second quarter 2004 and 0.87 percent for third quarter 2003.

Excluding mortgage banking revenue, noninterest income was $46.5 million for third quarter 2004, up from $40.3 million for the third quarter of 2003, and comparable to $46.5 million for second quarter 2004. Compared to the third quarter of 2003, insurance and brokerage retail commissions increased $5.1 million, primarily due to the inclusion of Jabas and $0.8 million higher fixed annuity sales commissions. Credit card and other nondeposit fees were up $0.8 million, or 15.1 percent, particularly from stronger credit card fees. Trust service fees were up $0.8 million, or 11.0 percent, in line with the growth in assets under management.

ASBC 3Q ’04, add two

On a year-to-date basis, noninterest income excluding mortgage banking revenue was $136.9 million, or 13.5 percent higher than $120.7 million for the first nine months of 2003. The increase was led by retail commission revenues that nearly doubled as a result of the Jabas and CFG acquisitions and increased annuities sales commissions, as well as solid growth in trust fees and service charges on deposit accounts.

Excluding mortgage servicing rights expense, noninterest expense was $89.0 million for third quarter 2004, down 2.8 percent from $91.6 million for the comparable 2003 period, and down 3.2 percent from $92.0 million for second quarter 2004. Despite the inclusion of Jabas operating expenses, declines have been achieved in most noninterest expense categories.

On a year-to-date basis, noninterest expense excluding mortgage servicing rights expense was $267.9 million for the first nine months of 2004, only 0.8 percent higher than $265.7 million for the comparative period last year. The efficiency ratio improved to 48.58 percent, compared to 49.47 percent for the first nine months of 2003.

“We are continuing to invest in our capabilities to diversify Associated’s revenue streams. We see positive momentum in our fee-based businesses, and our investments in our people are beginning to show results as the pace of commercial and retail lending improves, along with growth in demand deposits. We are also creating positive operating leverage by continuing our focus on expense control.

“Given the current trends in our business, we remain confident that we can meet or exceed the consensus of analysts’ estimates for our 2004 earnings,” Beideman said.

“Additionally, we look forward to the vote of First Federal Capital Corp shareholders on Oct. 20. We feel very positive about the benefits of this combination. Integration planning continues to progress well, and we remain on target for a systems conversion and integration in the first quarter of 2005,” Beideman said. Upon a successful shareholder vote, the company expects to close the transaction at the end of October.

Associated did not repurchase any shares in the third quarter under its current authorizations. Year-to-date repurchases through Sept. 30 total 0.7 million shares at $28.91 average cost per share.

The company will host a conference call for investors and analysts at 3 p.m. CDT today. The toll-free dial-in number is 877-654-5513. Participants should ask the operator for the Associated Banc-Corp earnings call, number 1557845. An archived recording of the call will be available for two weeks.

Associated Banc-Corp has more than 200 banking offices serving more than 150 communities in Wisconsin, Illinois, and Minnesota. Following the integration of First Federal, the company will have approximately 300 offices. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.AssociatedBank.com.

Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the company’s Annual Report filed on Form 10-K.

Six pages of tables follow.

Consolidated Balance Sheets (Unaudited)
Associated Banc-Corp
	September 30,		December 31,				September 30,
(in thousands)	2004		2003		% Change		2003		% Change

Assets
Cash and due from banks	$286,799		$389,140			(26.3%)	$340,042		(15.7%)
Interest-bearing deposits in other
financial institutions	10,381		7,434			39.6%	6,180		68.0%
Federal funds sold and securities purchased
under agreements to resell	63,105		3,290			1818.1%	19,950		216.3%
Securities available for sale, at fair value	4,166,760		3,773,784			10.4%	3,415,574		22.0%
Loans held for sale	72,266		104,336			(30.7%)	390,332		(81.5%)
Loans	10,830,627		10,291,810			5.2%	10,289,242		5.3%
Allowance for loan losses		(175,007)		(177,622)		(1.5%)		(176,223)	(0.7%)

Loans, net	10,655,620		10,114,188			5.4%	10,113,019		5.4%
Premises and equipment	131,288		131,315			(0.0%)	131,873		(0.4%)
Goodwill	232,564		224,388			3.6%	224,388		3.6%
Intangible assets	69,863		63,509			10.0%	58,565		19.3%
Other assets	447,115		436,510			2.4%	414,246		7.9%

Total assets	$16,135,761		$15,247,894			5.8%	$15,114,169		6.8%

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$1,867,905		$1,814,446			2.9%	$1,804,596		3.5%
Interest-bearing deposits, excluding Brokered CDs	7,623,042		7,813,267			(2.4%)	7,673,766		(0.7%)
Brokered CDs	186,326		165,130			12.8%	156,994		18.7%

Total deposits	9,677,273		9,792,843			(1.2%)	9,635,356		0.4%
Short-term borrowings	2,956,626		1,928,876			53.3%	2,049,833		44.2%
Long-term funding	1,911,797		2,034,160			(6.0%)	1,993,104		(4.1%)
Accrued expenses and other liabilities	136,600		143,588			(4.9%)	134,928		1.2%

Total liabilities	14,682,296		13,899,467			5.6%	13,813,221		6.3%
Stockholders’ Equity
Preferred stock	—		—				—
Common stock	1,105		734			50.5%	736		50.1%
Surplus	585,274		575,975			1.6%	580,823		0.8%
Retained earnings	824,909		724,356			13.9%	695,076		18.7%
Accumulated other comprehensive income	49,265		52,089			(5.4%)	36,310		35.7%
Deferred compensation		(1,981)		(1,981)		0.0%		(1,744)	13.6%
Treasury stock, at cost		(5,107)		(2,746)		86.0%		(10,253)	(50.2%)

Total stockholders’ equity	1,453,465		1,348,427			7.8%	1,300,948		11.7%

Total liabilities and stockholders’ equity	$16,135,761		$15,247,894			5.8%	$15,114,169		6.8%

Consolidated Statements of Income (Unaudited)
Associated Banc-Corp
		For The Three Months Ended,					For The Nine Months Ended,
		September 30,					September 30,

(in thousands, except per share amounts)	2004	2003		% Change		2004		2003	% Change

Interest Income
Interest and fees on loans	$ 142,389	$145,246		(2.0%)		$415,090		$441,527	(6.0%)
Interest and dividends on investment securities
and deposits with other financial institutions
Taxable	31,590	26,710		18.3%		93,389		79,430	17.6%
Tax-exempt	10,255	9,825		4.4%		30,757		29,822	3.1%
Interest on federal funds sold and securities
purchased under agreements to resell	241	38		534.2%		336		127	164.6%
		—
Total interest income	184,475	181,819		1.5%		539,572		550,906	(2.1%)
Interest Expense
Interest on deposits	27,191	30,327		(10.3%)		81,401		93,875	(13.3%)
Interest on short-term borrowings	10,262	6,757		51.9%		24,042		23,766	1.2%
Interest on long-term funding	13,806	15,759		(12.4%)		39,959		49,640	(19.5%)

Total interest expense	51,259	52,843		(3.0%)		145,402		167,281	(13.1%)

Net Interest Income	133,216	128,976		3.3%		394,170		383,625	2.7%
Provision for loan losses	-	12,118		(100.0%)		11,065		37,210	(70.3%)

Net interest income after provision for
loan losses	133,216	116,858		14.0%		383,105		346,415	10.6%
Noninterest Income
Trust service fees	7,773	7,001		11.0%		23,684		21,427	10.5%
Service charges on deposit accounts	13,672	13,338		2.5%		39,210		37,611	4.3%
Mortgage banking	6,593	21,671		(69.6%)		24,664		73,284	(66.3%)
Credit card and other nondeposit fees 6,253		5,435		15.1%		17,998		18,023	(0.1%)
Retail commissions	11,925	6,830		74.6%		34,444		17,540	96.4%
Bank owned life insurance income	3,580	3,532		1.4%		10,576		10,373	2.0%
Asset sale gains, net	309	871		(64.5%)		749		203	269.0%
Investment securities gains (losses), net	(6)	1		(700.0%)		1,356		702	93.2%
Other	3,034	3,245		(6.5%)		8,908		14,795	(39.8%)

Total noninterest income	53,133	61,924		(14.2%)		161,589		193,958	(16.7%)
Noninterest Expense
Personnel expense	53,467	53,080		0.7%		159,355		153,649	3.7%
Occupancy	6,939	7,101		(2.3%)		21,275		21,367	(0.4%)
Equipment	3,022	3,178		(4.9%)		8,899		9,612	(7.4%)
Data processing	5,865	6,322		(7.2%)		17,666		17,542	0.7%
Business development and advertising	3,990	4,113		(3.0%)		10,704		11,029	(2.9%)
Stationery and supplies	1,214	1,651		(26.5%)		3,869		4,964	(22.1%)
Mortgage servicing rights expense	5,975	4,199		42.3%		10,379		28,818	(64.0%)
Other intangible amortization	935	871		7.3%		2,651		2,091	26.8%
Loan expense	1,152	1,806		(36.2%)		4,208		6,104	(31.1%)
Other	12,447	13,486		(7.7%)		39,275		39,372	(0.2%)

Total noninterest expense	95,006	95,807		(0.8%)		278,281		294,548	(5.5%)

Income before income taxes	91,343	82,975		10.1%		266,413		245,825	8.4%
Income tax expense	27,977	24,589		13.8%		78,982		72,777	8.5%

Net Income	$ 63,366	$58,386		8.5%		$187,431		$173,048	8.3%

Earnings Per Share:
Basic	$ 0.58	$0.53		9.4%		$1.70		$1.56 9.0%
Diluted	$ 0.57	$0.52		9.6%		$1.68		$1.55 8.4%
Average Shares Outstanding:
Basic	110,137	110,209		(0.1%)		110,182		110,837	(0.6%)
Diluted	111,699	111,485		0.2%		111,614		111,894	(0.2%)

Consolidated Statements of Income (Unaudited) — Quarterly Trend
Associated Banc-Corp
(in thousands, except per share amounts)	3Q04	2Q04	1Q04	4Q03	3Q03

Interest Income
Interest and fees on loans	$142,389	$137,449	$135,252	$137,289	$145,246
Interest and dividends on investment securities
and deposits in other financial institutions:
Taxable	31,590	30,767	31,032	29,194	26,710
Tax-exempt	10,255	10,267	10,235	9,939	9,825
Interest on federal funds sold and securities
purchased under agreements to resell	241	68	27	36	38

Total interest income	184,475	178,551	176,546	176,458	181,819
Interest Expense
Interest on deposits	27,191	26,656	27,554	29,247	30,327
Interest on short-term borrowings	10,262	7,241	6,539	5,390	6,757
Interest on long-term funding	13,806	12,775	13,378	14,684	15,759

Total interest expense	51,259	46,672	47,471	49,321	52,843

Net Interest Income	133,216	131,879	129,075	127,137	128,976
Provision for loan losses	—	5,889	5,176	9,603	12,118

Net interest income after provision for
loan losses	133,216	125,990	123,899	117,534	116,858
Noninterest Income
Trust service fees	7,773	8,043	7,868	8,150	7,001
Service charges on deposit accounts	13,672	13,141	12,397	12,735	13,338
Mortgage banking	6,593	9,045	9,026	9,753	21,671
Credit card and other nondeposit fees	6,253	6,074	5,671	5,646	5,435
Retail commissions	11,925	13,162	9,357	8,031	6,830
Bank owned life insurance income	3,580	3,641	3,355	3,417	3,532
Asset sale gains, net	309	218	222	1,366	871
Investment securities gains (losses), net	(6)	(569)	1,931	—	1
Other	3,034	2,742	3,132	3,379	3,245

Total noninterest income	53,133	55,497	52,959	52,477	61,924
Noninterest Expense
Personnel expense	53,467	53,612	52,276	54,391	53,080
Occupancy	6,939	6,864	7,472	6,710	7,101
Equipment	3,022	2,878	2,999	3,206	3,178
Data processing	5,865	6,128	5,673	5,731	6,322
Business development and advertising	3,990	4,057	2,657	4,165	4,113
Stationery and supplies	1,214	1,429	1,226	1,741	1,651
Mortgage servicing rights expense	5,975	(2,368)	6,772	735	4,199
Other intangible amortization	935	934	782	870	871
Loan expense	1,152	1,670	1,386	1,446	1,806
Other	12,447	14,415	12,413	15,125	13,486

Total noninterest expense	95,006	89,619	93,656	94,120	95,807

Income before income taxes	91,343	91,868	83,202	75,891	82,975
Income tax expense	27,977	27,363	23,642	20,282	24,589

Net Income	$63,366	$64,505	$59,560	$55,609	$58,386

Earnings Per Share:
Basic	$0.58	$0.59	$0.54	$0.51	$0.53
Diluted	$0.57	$0.58	$0.53	$0.50	$0.52
Average Shares Outstanding:
Basic	110,137	110,116	110,294	109,965	110,209
Diluted	111,699	111,520	111,830	111,499	111,485

Selected Quarterly Information
Associated Banc-Corp
(in thousands, except per share & full time equivalent employee data)	YTD 2004	YTD 2003	3rd Qtr 2004	2nd Qtr 2004	1st Qtr 2004	4th Qtr 2003	3rd Qtr 2003

Summary of Operations
Net interest income	394,170	383,625	133,216	131,879	129,075	127,137	128,976
Provision for loan losses	11,065	37,210	—	5,889	5,176	9,603	12,118
Asset sale gains, net	749	203	309	218	222	1,366	871
Investment securities gains (losses), net	1,356	702	(6)	(569)	1,931	—	1
Noninterest income (excluding securities & asset gains)	159,484	193,053	52,830	55,848	50,806	51,111	61,052
Noninterest expense	278,281	294,548	95,006	89,619	93,656	94,120	95,807
Income before income taxes	266,413	245,825	91,343	91,868	83,202	75,891	82,975
Income taxes	78,982	72,777	27,977	27,363	23,642	20,282	24,589
Net income	187,431	173,048	63,366	64,505	59,560	55,609	58,386
Taxable equivalent adjustment	19,186	18,673	6,395	6,387	6,404	6,230	6,165
Per Common Share Data (1)
Net income:
Basic	$1.70	$1.56	$0.58	$0.59	$0.54	$0.51	$0.53
Diluted	1.68	1.55	0.57	0.58	0.53	0.50	0.52
Dividends	0.7267	0.6600	0.2500	0.2500	0.2267	0.2267	0.2267
Market Value:
High	$32.19	$25.93	$32.19	$30.13	$30.37	$28.75	$25.93
Low	27.09	21.43	28.81	27.09	28.08	25.87	24.75
Close	32.07	25.26	32.07	29.63	29.86	28.53	25.26
Book value	13.18	11.84	13.18	12.53	12.67	12.26	11.84
Performance Ratios (annualized)
Net interest margin	3.79%	3.82%	3.76%	3.80%	3.80%	3.81%	3.78%
Return on average assets	1.62	1.54	1.60	1.67	1.57	1.49	1.53
Return on average equity	18.00	17.82	17.76	18.87	17.37	16.85	17.75
Efficiency ratio (2)	48.58	49.47	49.37	46.17	50.28	51.02	48.83
Effective tax rate	29.65	29.61	30.63	29.78	28.42	26.73	29.63
Dividend payout ratio (3)	42.72	42.31	43.10	42.37	41.98	44.44	42.77
Average Balances
Assets	$15,495,898	$15,013,216	$15,730,451	$15,498,005	$15,261,277	$14,852,390	$15,152,676
Earning assets	14,452,594	13,986,544	14,688,914	14,480,701	14,185,569	13,828,992	14,128,702
Interest-bearing liabilities	12,232,593	11,928,563	12,381,407	12,231,733	12,083,003	11,637,646	11,955,420
Loans	10,609,581	10,712,738	10,708,701	10,685,542	10,433,411	10,354,726	10,813,769
Deposits	9,636,138	9,171,353	9,621,557	9,701,945	9,585,074	9,679,789	9,485,000
Stockholders’ equity	1,391,116	1,298,234	1,419,600	1,374,632	1,378,804	1,309,167	1,304,983
Stockholders’ equity / assets	8.98%	8.65%	9.02%	8.87%	9.03%	8.81%	8.61%
At Period End
Assets			$16,135,761	$15,502,556	$15,510,868	$15,247,894	$15,114,169
Loans			10,830,627	10,556,603	10,486,610	10,291,810	10,289,242
Allowance for loan losses			175,007	177,980	177,717	177,622	176,223
Goodwill			232,564	232,528	224,388	224,388	224,388
Mortgage servicing rights, net			45,555	48,735	39,649	42,477	36,663
Other intangible assets			24,308	25,242	20,250	21,032	21,902
Deposits			9,677,273	9,583,592	9,702,758	9,792,843	9,635,356
Stockholders’ equity			1,453,465	1,378,894	1,395,293	1,348,427	1,300,948
Stockholders’ equity / assets			9.01%	8.89%	9.00%	8.84%	8.61%
Shares outstanding, end of period			110,281	110,048	110,168	109,966	109,840
Shares repurchased during period			—	205	492	212	1,090
Average per share cost of shares repurchased during period			$—	$27.93	$29.32	$28.18	$24.97
Year-to-date shares repurchased during period			697	697	492	3,091	2,880
YTD average per share cost of shares repurchased during period			$28.91	$28.91	$29.32	$24.11	$23.81
Selected trend information
Average full time equivalent employees			3,979	4,010	4,024	4,098	4,173
Trust assets under management, at market value			$4,400,000	$4,300,000	$4,300,000	$4,100,000	$3,800,000
Mortgage loans originated for sale			253,917	579,020	359,791	524,118	1,422,747
Portfolio serviced for others			6,011,000	6,010,000	5,904,000	5,928,000	5,587,000
Mortgage servicing rights, net / Portfolio serviced for others			0.76%	0.81%	0.67%	0.72%	0.66%
(1) Per share data adjusted retroactively for stock splits and stock dividends.
(2) Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, and asset sales gains, net.
(3) Ratio is based upon basic earnings per share.

Financial Summary and Comparison
Associated Banc-Corp	Three months ended			Nine months ended
	September 30,			September 30,

(in thousands)	2004	2003	% Change	2004	2003	% Change

Allowance for Loan Losses
Beginning balance	$177,980	$172,440	3.2%	$177,622	$162,541	9.3%
Provision for loan losses	—	12,118	(100.0%)	11,065	37,210	(70.3%)
Charge offs	(3,770)	(9,340)	(59.6%)	(16,492)	(26,631)	(38.1%)
Recoveries	797	1,005	(20.7%)	2,812	3,103	(9.4%)

Net charge offs	(2,973)	(8,335)	(64.3%)	(13,680)	(23,528)	(41.9%)
Ending Balance	$175,007	$176,223	(0.7%)	$175,007	$176,223	(0.7%)

Credit Quality			3Q04 vs 2Q04				3Q04 vs 3Q03
	Sept 30, 2004	June 30, 2004	% Change	Mar 31, 2004	Dec 31, 2003	Sept 30, 2003	% Change

Nonaccrual loans	$81,124	$80,622	0.6%	$88,313	$113,944	$114,067	(28.9%)
Loans 90 or more days past due and still accruing	10,309	5,207	98.0%	5,258	7,495	11,055	(6.7%)
Restructured loans	39	40	(2.5%)	42	43	44	(11.4%)

Total nonperforming loans	91,472	85,869	6.5%	93,613	121,482	125,166	(26.9%)
Other real estate owned	4,526	6,613	(31.6%)	7,199	5,457	6,380	(29.1%)

Total nonperforming assets	95,998	92,482	3.8%	100,812	126,939	131,546	(27.0%)

Provision for loan losses	—	5,889	(100.0%)	5,176	9,603	12,118	(100.0%)
Net charge offs	2,973	5,626	(47.2%)	5,081	8,204	8,335	(64.3%)
Allowance for loan losses / loans	1.62%	1.69%		1.69%	1.73%	1.71%
Allowance for loan losses / nonperforming loans	191.32	207.27		189.84	146.21	140.79
Nonperforming loans / total loans	0.84	0.81		0.89	1.18	1.22
Nonperforming assets / total assets	0.59	0.60		0.65	0.83	0.87
Net charge offs / average loans (annualized)	0.11	0.21		0.20	0.31	0.31
Year-to-date net charge offs / average loans	0.17	0.20		0.20	0.30	0.29
Period End Loan Composition			3Q04 vs 2Q04				3Q04 vs 3Q03
	Sept 30, 2004	June 30, 2004	% Change	Mar 31, 2004	Dec 31, 2003	Sept 30, 2003	% Change

Commercial, financial & agricultural	$2,479,764	$2,247,779	10.3%	$2,123,846	$2,116,463	$2,186,214	13.4%
Real estate — construction	1,152,990	1,118,284	3.1%	1,094,597	1,077,731	1,035,674	11.3%
Commercial real estate	3,242,009	3,292,783	(1.5%)	3,368,660	3,246,954	3,240,757	0.0%
Lease financing	49,423	48,979	0.9%	45,998	38,968	37,193	32.9%

Commercial	6,924,186	6,707,825	3.2%	6,633,101	6,480,116	6,499,838	6.5%
Residential mortgage	2,185,732	2,170,984	0.7%	2,166,035	2,145,227	2,166,187	0.9%
Home equity	1,047,902	1,011,489	3.6%	1,007,572	968,744	912,142	14.9%

Residential real estate	3,233,634	3,182,473	1.6%	3,173,607	3,113,971	3,078,329	5.0%
Consumer	672,807	666,305	1.0%	679,902	697,723	711,075	(5.4%)
Total loans	$10,830,627	$10,556,603	2.6%	$10,486,610	$10,291,810	$10,289,242	5.3%

Home equity, Consumer, & junior mortgage loans	$1,963,242	$1,897,381	3.5%	$1,884,444	$1,836,033	$1,796,102	9.3%
Period End Deposit Composition			3Q04 vs 2Q04				3Q04 vs 3Q03
	Sept 30, 2004	June 30, 2004	% Change	Mar 31, 2004	Dec 31, 2003	Sept 30, 2003	% Change

Demand	$1,867,905	$1,822,716	2.5%	$1,755,485	$1,814,446	$1,804,596	3.5%
Savings	936,975	948,755	(1.2%)	918,608	890,092	924,036	1.4%
Interest-bearing demand	2,334,072	2,355,287	(0.9%)	2,375,492	2,330,478	2,086,964	11.8%
Money market	1,516,423	1,477,513	2.6%	1,542,875	1,573,678	1,559,769	(2.8%)
Brokered CDs	186,326	263,435	(29.3%)	230,983	165,130	156,994	18.7%
Other time deposits	2,835,572	2,715,886	4.4%	2,879,315	3,019,019	3,102,997	(8.6%)
Total deposits	$9,677,273	$9,583,592	1.0%	$9,702,758	$9,792,843	$9,635,356	0.4%

Net Interest Income Analysis — Taxable Equivalent Basis
Associated Banc-Corp	Nine months ended September 30, 2004			Nine months ended September 30, 2003

	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate

Earning assets:
Loans: (1) (2) (3)
Commercial	$6,668,508		$4.86%	$6,455,171		$5.10%
		246,765			249,509
Residential real estate	3,265,419	133,842	5.46	3,547,875	154,138	5.79
Consumer	675,654	35,216	6.96	709,692	38,660	7.28

Total loans	10,609,581	415,823	5.18	10,712,738	442,307	5.47
Investments and other	3,843,013	142,935	4.96	3,273,806	127,272	5.18
Total earning assets	14,452,594	558,758	5.12	13,986,544	569,579	5.41
Other assets, net	1,043,304			1,026,672
Total assets	$15,495,898			$15,013,216

Interest-bearing liabilities:
Savings deposits	$927,876		$0.36%	$930,105		$0.57%
		2,528			3,997
Interest-bearing demand deposits	2,366,312	14,186	0.80	1,708,600	10,995	0.86
Money market deposits	1,530,856	9,247	0.81	1,640,707	11,694	0.95
Time deposits, excluding Brokered CDs	2,844,147	53,227	2.50	3,062,576	64,825	2.83

Total interest-bearing deposits, excluding Brokered CDs	7,669,191	79,188	1.38	7,341,988	91,511	1.67
Brokered CDs	216,371	2,213	1.37	184,494	2,364	1.71

Total interest-bearing deposits	7,885,562	81,401	1.38	7,526,482	93,875	1.67
Wholesale funding	4,347,031	64,001	1.94	4,402,081	73,406	2.20

Total interest-bearing liabilities	12,232,593	145,402	1.58	11,928,563	167,281	1.87
Noninterest-bearing demand	1,750,576			1,644,871
Other liabilities	121,613			141,548
Stockholders’ equity	1,391,116			1,298,234
Total liabilities and stockholders’ equity	$15,495,898			$15,013,216

Net interest income and rate spread (1)			$3.54%			$3.54%
		413,356			402,298

Net interest margin (1)			3.79%			3.82%
Taxable equivalent adjustment		$			$
		19,186			18,673

	Three months ended September 30, 2004			Three months ended September 30, 2003

	Average	Interest	Average	Average	Interest	Average
	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate

Earning assets:
Loans: (1) (2) (3)
Commercial	$6,787,476		$4.96%	$6,565,202		$4.97%
		85,971			83,321
Residential real estate	3,251,564	44,886	5.49	3,541,464	49,538	5.55
Consumer	669,661	11,775	6.99	707,103	12,657	7.10

Total loans	10,708,701	142,632	5.25	10,813,769	145,516	5.30
Investments and other	3,980,213	48,238	4.85	3,314,933	42,468	5.12
Total earning assets	14,688,914	190,870	5.14	14,128,702	187,984	5.26
Other assets, net	1,041,537			1,023,974
Total assets	$15,730,451			$15,152,676

Interest-bearing liabilities:
Savings deposits	$945,881		$0.35%	$935,402		$0.47%
		844			1,113
Interest-bearing demand deposits	2,338,492	4,615	0.79	1,938,111	4,070	0.83
Money market deposits	1,516,812	3,294	0.86	1,586,092	3,430	0.86
Time deposits, excluding Brokered CDs	2,771,249	17,488	2.51	3,120,919	21,213	2.70

Total interest-bearing deposits, excluding Brokered CDs	7,572,434	26,241	1.38	7,580,524	29,826	1.56
Brokered CDs	235,844	950	1.60	146,670	501	1.36

Total interest-bearing deposits	7,808,278	27,191	1.39	7,727,194	30,327	1.56
Wholesale funding	4,573,129	24,068	2.07	4,228,226	22,516	2.09

Total interest-bearing liabilities	12,381,407	51,259	1.64	11,955,420	52,843	1.75
Noninterest-bearing demand	1,813,279			1,757,806
Other liabilities	116,165			134,467
Stockholders’ equity	1,419,600			1,304,983
Total liabilities and stockholders’ equity	$15,730,451			$15,152,676

Net interest income and rate spread (1)			$3.50%			$3.51%
		139,611			135,141

Net interest margin (1)			3.76%			3.78%
Taxable equivalent adjustment		$			$
		6,395			6,165

(1) The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2) Nonaccrual loans and loans held for sale have been included in the average balances.
(3) Interest income includes net loan fees.